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                                                                 EXHIBIT 10.5(a)




              ADMINISTRATIVE AND GAS SERVICES SUPPORT AGREEMENT



                                     BETWEEN



                          EL PASO MERCHANT ENERGY, L.P.



                                       AND



                             EAST COAST POWER L.L.C.







                          EFFECTIVE AS OF APRIL 1, 2001
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                ADMINISTRATIVE AND GAS SERVICES SUPPORT AGREEMENT


      THIS ADMINISTRATIVE AND GAS SERVICES SUPPORT AGREEMENT (this "Agreement"), dated August 3, 2001, is made effective as of April 1, 2001 (the "Effective Date"), by and between El Paso Merchant Energy, L.P., a Texas Partnership ("EPME") and East Coast Power L.L.C., a Delaware limited liability company ("East Coast"). EPME and East Coast may be referred to herein individually as a "Party" or, collectively, as the "Parties".

                                      RECITALS

      East Coast requires, and EPME desires to provide, the personnel necessary to perform all of the services related to the management of gas procurement, purchase and transportation requirements, accounting, tax, information systems and asset management (such obligations, the "Administrative Services Obligations").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EPME and East Coast, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. Unless the context otherwise requires, as used herein, the following terms shall have the meanings indicated below:

      "AAA" shall have the meaning provided in Section 8.2.

      "AAA Rules" shall have the meaning provided in Section 8.2.

      "Affiliate" shall mean, with respect to any corporation or other person or entity, any corporation or other person or entity directly or indirectly controlling, controlled by or under common control with such corporation, other person or entity, and all of its shareholders, officers and directors, if any, and employees, servants, and other agents.

      "Agreement" shall have the meaning provided in the Preamble.

      "Effective Date" shall have the meaning provided in the Preamble.

      "EPME" shall have the meaning provided in the Preamble.

      "Foreign Corrupt Practices Act" shall mean the Foreign Corrupt Practices Act of the United States, 15 U.S.C. Sections 78a, 78m(b), 78dd-1, 78dd-2 and 78ff.

      "Indemnitee" shall have the meaning provided in Section 6.2(b).
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      "Indemnitor" shall have the meaning provided in Section 6.2(b).

      "Inflation Adjuster" shall mean the CPI index for All Urban Consumers ("CPI-U"), as published by the U.S. Department of Labor
(ftp://ftp.bls.gov/pub/special.requests/cpi/cpiai.txt.

      "Liabilities" shall have the meaning provided in Section 6.2(a).

      "Party" and "Parties" shall have the respective meanings provided in the Preamble.

      "Services" shall have the meaning provided in Section 2.2.

      "Shared Personnel" shall have the meaning provided in Section 2.1.

      "Term" shall have the meaning provided in section 4.1.

      SECTION 1.2 INTERPRETATION. As used in this Agreement, the terms "herein", "herewith", and "hereof" are references to this Agreement, taken as a whole, and references to an "Article", "Section", "Subsection" or "Clause" shall mean an Article, Section, Subsection, or Clause of this Agreement, as the case may be, unless otherwise indicated. All references to a given agreement, instrument, or other document shall be a reference to that agreement, instrument, or other document as modified, amended, supplemented, and restated through the date as of which such reference is made. A reference to an entity or person includes the successors and permitted assigns of such entity or person. References to "includes" or "including" shall mean "including, but not limited to".

                                    ARTICLE 2
                            RESPONSIBILITIES OF EPME

      SECTION 2.1 PROVISION OF PERSONNEL. Subject to the terms and conditions set forth herein, EPME shall make available to East Coast the personnel necessary or desirable for purposes of performing the services described in
Section 2.2 (the "Shared Personnel").

      SECTION 2.2 SCOPE OF DUTIES. During the Term of this Agreement, the Shared Personnel shall perform or arrange to have performed on behalf of East Coast the services described in this Section 2.2, and such other services as East Coast shall reasonably require (the "Services"):

            (a) Such services to assist East Coast in performing all of its Administrative Services Obligations;

            (b) Such administrative services as East Coast shall require, including (i) maintenance of the books and records of East Coast, (ii) preparation of financial statements and reports, (iii) preparation and review of annual U.S. tax returns, (iv) management of all revenues, costs, and expenses of East Coast, and (v) supervision of legal matters on behalf of East Coast, including prosecution of insurance and other claims;

            (c) Preparation of periodic reports as to routine and non-routine matters, with respect to the Administrative Services Obligations; and

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            (d) Coordination of third party services, including technical consultants, outside legal counsel, independent auditors, and independent certified public accountants with respect to the Administrative Services Obligations.

      SECTION 2.3 OTHER OBLIGATIONS. It is understood and agreed that all of the Shared Personnel are solely and exclusively employees of EPME and that the Shared Personnel will routinely be required to perform services for EPME.

      SECTION 2.4 EAST COAST-SUPPLIED FACILITIES. East Coast shall make available to EPME, to the extent necessary or desirable for performance of EPME's obligations hereunder and at no cost to EPME, any office space, equipment, or materials which East Coast has available in connection with the performance of the Administrative Services Obligations.

                                    ARTICLE 3
                              COMPENSATION OF EPME

      SECTION 3.1 FIXED FEE. In consideration of the provision of the Shared Personnel, East Coast shall pay an all-inclusive fee (as adjusted pursuant to the terms hereof, the "Fixed Fee") equal to $3,600,000 per year. The Fixed Fee shall be adjusted on January 1 of each year by the Inflation Adjuster commencing January 1, 2002. The Fixed Fee shall be paid quarterly each March 31, June 30, September 30 and December 31 in four equal installments of $900,000 which payments shall be adjusted by the Inflation Adjuster and pro-rated for shorter periods. Each Party is responsible for paying (i) its out-of-pocket expenses that are incurred in connection with this Agreement and (ii) all taxes payable by such Party under United States federal and state laws with respect to this Agreement. East Coast shall make all Fixed Fee payments in full, without any deduction or set-off whatsoever.

      SECTION 3.2 DOCUMENTATION. The Shared Personnel shall keep records which reflect the amount of time spent providing the Services for East Coast and the amount of time spent providing services for EPME. All such records shall be kept in EPME's offices and shall be made available to East Coast promptly upon request.

      SECTION 3.3 PAYMENTS. All payments to be made to EPME in connection with this Agreement shall be made by wire transfer as specified by EPME, shall be in immediately available funds, and shall be denominated in United States Dollars.

                                    ARTICLE 4
                              TERM AND TERMINATION

      SECTION 4.1 TERM. The term of this Agreement shall commence on the Effective Date and shall automatically terminate with respect to East Coast on the date of termination of its Administrative Services Obligations.

      SECTION 4.2 NO COMPENSATION. If this Agreement is terminated for any reason, neither Party shall be entitled to any compensation, damages, award, or like payment from the other Party as a result of such termination, including any payments for lost customers, lost

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business, loss of reputation or prestige or of investments made or expense incurred to promote the business.

                                   ARTICLE 5
                               EMPLOYMENT MATTERS

      SECTION 5.1 LIABILITY FOR ACTS OR OMISSIONS OF SHARED PERSONNEL. Any and all liability arising from or relating to any act or omission on the part of the Shared Personnel in connection with performance of the Services shall be borne exclusively by East Coast.

      SECTION 5.2 NO JOINT EMPLOYMENT. East Coast shall not be considered an employer or joint employer of the Shared Personnel.

      SECTION 5.3 RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be construed as creating any partnership, agency, joint venture, or trust or to authorize any Party to act as agent, servant, or employee for any other Party or as constituting any relationship between EPME and East Coast other than that of independent contractors.

                                    ARTICLE 6
                      STANDARD OF CARE AND INDEMNIFICATION

      SECTION 6.1 PERFORMANCE OF SERVICES. The Shared Personnel shall perform the Services with the same degree of care, skill and diligence with which they perform similar services for the account of EPME and its affiliates. If the Shared Personnel fail to perform all or part of the Services in accordance with such standards, the sole and exclusive obligation of EPME to East Coast in connection with this Agreement shall be to have the Shared Personnel re-perform the deficient Services in accordance with such standards.

      SECTION 6.2 INDEMNIFICATION AND SUBROGATION.

            (a) In addition to all other obligations of East Coast hereunder, East Coast shall defend, indemnify, and hold harmless EPME and its Affiliates and the Shared Personnel from and against any and all claims, actions, damages, expenses (including reasonable attorneys' fees and expenses), losses, settlements, or liabilities (collectively, "Liabilities") incurred or asserted against EPME or its Affiliates or the Shared Personnel in connection with this Agreement and performance of the Services pursuant hereto, including Liabilities
(i) resulting from any failure on the part of East Coast to perform its obligations under this Agreement, (ii) arising as a result of, or in any way connected with, the negligence, fraud, bad faith, or willful misconduct of East Coast, (iii) arising as a result of, or in any way connected with, the use, operation, possession, control, maintenance, or repair of the facilities with respect to which the Services are being performed, or (iv) arising from East Coast having taken any action, or omitted to take any action after due notice of the necessity therefor, and of the likely consequences of such act or omission, preventing the Shared Personnel from performing any of the Services, but excluding Liabilities to the extent that they result from the bad faith, fraud, or willful misconduct of the Shared Personnel.

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            (b) Whenever an entity entitled to indemnification under Section
6.2(a) above (such party, an "Indemnitee") shall learn of a Liability which might entitle such Indemnitee to indemnification under this Agreement, the Indemnitee shall promptly send a notice in writing to East Coast (for these purposes, "Indemnitor") of all material facts within the Indemnitee's knowledge with respect to such Liability and the amount thereof; provided, however, that the Indemnitee's right to indemnification shall be diminished by the failure to give prompt notice only to the extent that the Indemnitee's failure to give such notice was prejudicial to the rights of the Indemnitor. If, prior to the expiration of fifteen (15) days from the provision of such notice, the Indemnitor shall request, in writing, that such Liability not be paid, the Indemnitee shall not pay the same, provided that the Indemnitor proceeds promptly to negotiate, settle, or litigate, in good faith, such claim. The Indemnitee shall have the right to participate in any such negotiation, settlement, or litigation. The Indemnitee shall not be required to refrain from paying any Liability which is represented by a court judgment or decree, unless an appeal has been duly taken therefrom and execution thereof has been stayed.

      SECTION 6.3 LIMITATION OF LIABILITY.

            (a) Notwithstanding any provision in this Agreement to the contrary, neither East Coast, EPME, nor any of their respective Affiliates or the Shared Personnel, shall be liable in connection with this Agreement or the performance of the Services for any consequential or direct loss or damage, including loss or revenues, cost of capital, loss of goodwill, increased operating costs, or any other special or incidental damages.

            (b) EPME shall have no liability to East Coast for any loss or damage arising out of or resulting from the activities of EPME or the Shared Personnel. The parties agree that East Coast's only remedy for breach of this Agreement by EPME or the Shared Personnel shall be for East Coast to terminate this Agreement pursuant to Article 4, or to have the Shared Personnel re-perform services as provided in Section 6.1.

            (c) The Parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability, and limitations on liability expressed in this Agreement shall survive termination or expiration of this Agreement, and shall apply whether in contract, equity, tort, or otherwise, even in the event of the fault, negligence (including sole negligence), strict liability, or breach of the party indemnified or released, or whose liabilities are limited, and shall extend to the Affiliates of the respective parties.

      SECTION 6.4 DISCLAIMER OF WARRANTIES AND GUARANTIES. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 6.1 AND 7.2 HEREOF, EPME MAKES NO WARRANTIES OR GUARANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROVISION OF THE SHARED PERSONNEL, PERFORMANCE OF THE SERVICES, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EPME EXPRESSLY DISCLAIMS, AND EAST COAST HEREBY WAIVES ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW.

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                                    ARTICLE 7
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF EAST COAST. East Coast represents and warrants to EPME that:

            (a) It is a limited liability company duly formed and validly existing under the laws of Delaware; it has the power and authority to own its assets and to transact the business in which it is now engaged or in which it proposes to be engaged; and it is duly qualified to do business in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

            (b) The execution, delivery, and performance by it of the Agreement has been duly authorized by all necessary limited liability company action and does not and will not (i) require any further consent or approval of its members; (ii) contravene its certificate of formation and limited liability company agreement (as amended); (iii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to it, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected; (v) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by it; or (vi) cause it to be in default under any such law, rule, regulation, order, writ, judgment, decree, determination, or award, or any such indenture, agreement, lease or instrument.

            (c) This Agreement is in full force and effect and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, moratorium, insolvency, or other similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 7.2 REPRESENTATIONS AND WARRANTIES OF EPME. EPME represents and warrants to East Coast that:

            (a) It is a limited partnership duly formed and validly existing under the laws of Texas; it has the power and authority to own its assets and to transact the business in which it is now engaged or in which it proposes to be engaged; and it is duly qualified to do business in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

            (b) The execution, delivery, and performance by it of the Agreement has been duly authorized by all necessary partnership action and does not and will not (i) require any further consent or approval of its general partner or limited partners; (ii) contravene its certificate of limited partnership and limited partnership agreement or any other governing documents of the limited partnership; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to it, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be

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bound or affected; (v) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by it; or (vi) cause it to be in default under any such law, rule, regulation, order, writ, judgment, decree, determination, or award, or any such indenture, agreement, lease or instrument.

            (c) This Agreement is in full force and effect and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, moratorium, insolvency, or other similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                                    ARTICLE 8
                               DISPUTE RESOLUTION

      SECTION 8.1 EXECUTIVE RESOLUTION. If any dispute or disagreement shall arise between EPME and East Coast in connection with or arising out of this Agreement the parties shall attempt to settle such dispute by requesting, upon written notice by one party to the other, that an officer or a senior management official on behalf of each of EPME and East Coast meet and attempt to resolve the dispute. In the event that such officers are unable to resolve such dispute within thirty (30) days of such notice, upon the written request of either party, such dispute shall be submitted to arbitration pursuant to Section 8.2 below. Except as otherwise provided in this Agreement, any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement shall be settled exclusively and finally by commercial arbitration as provided below.

      SECTION 8.2 COMMERCIAL ARBITRATION. In the event that EPME and East Coast fail to resolve a dispute pursuant to Section 8.1 above, the party initiating arbitration proceedings may request arbitration, to be held before a tribunal of three (3) neutral arbitrators. Within ten (10) days after receipt of such a request, each party's authorized representative shall confer with the other and indicate its appointment of an arbitrator. Within twenty (20) days after the receipt of the request for arbitration, the two (2) arbitrators so appointed shall attempt to agree on a third arbitrator. If one (1) or more parties have not been appointed an arbitrator, or if two (2) appointed arbitrators cannot agree on a third arbitrator, by twenty (20) days after the receipt of the request for commercial arbitration, then either party may request the American Arbitration Association ("AAA") to appoint the required remaining number of arbitrators. The AAA shall choose arbitrators familiar with the industry standards for international private power facilities in accordance with its Construction Industry Arbitration Rules and Supplementary Procedures for Large Complex Disputes ("AAA Rules"), which rules shall govern the conduct of the arbitration in the absence of contrary agreement by all parties. The arbitration shall be held in Houston, Texas. All proceedings shall be conducted in English (by translation, if necessary). The arbitrators shall not have the power to add to or amend this Agreement. The parties exclude any right of application or appeal to any courts in connection with any question of law or other issues arising in the course of arbitration or with respect to any award made. Subject to such limitation, the decision of the arbitrators shall be final and binding, and the arbitrators shall be entitled to grant equitable awards compelling specific performance or restraining any actual or threatened breach of any material obligations of the Agreement. The decision of the arbitrators shall determine and specify how the expenses of the arbitration shall be allocated. Within thirty (30) days following the conclusion of the hearing, unless such time is extended by agreement, the

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arbitral tribunal shall render their award, stating separately findings of act and determinations of law. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law in any court having jurisdiction thereof.

      SECTION 8.3 CONSOLIDATION. To the extent that either the parties agree, or the arbitrators rule, that (i) any dispute subject to arbitration hereunder is related to one or more other disputes that are pending with respect to this Agreement or the Services being performed hereunder, with one or more common parties being involved, (ii) such other disputes are being arbitrated, (iii) judicial economy could be achieved and/or the possibility of conflicting outcomes avoided if the arbitrations regarding the various disputes were to be joined and the issues presented wholly or partly in one proceeding, then the parties to the dispute hereunder and the appointed arbitrators shall take all actions necessary or advisable to accomplish such joinder.

      SECTION 8.4 CONTINUATION OF SERVICES AND PAYMENTS. Pending resolution of any disputes hereunder, EPME will continue to follow East Coast's direction with respect to the subject matter thereof, at East Coast's expense.

                                    ARTICLE 9
                                  MISCELLANEOUS

      SECTION 9.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 9.2 HEADINGS. Titles and headings of the Sections and Subsections of this Agreement are for the convenience of reference only and do not form a part of this Agreement, and shall not in any way affect the interpretation of this Agreement.

      SECTION 9.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall insure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto, provided that any transferee agrees in writing to be bound by all of the terms and conditions hereof to the same extent its transferor was bound with respect to the transferred interest. However, EPME shall not assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of East Coast, unless the transfer is to an Affiliate of EPME and the performance of such Affiliate has been guaranteed by EPME. Any assignment contrary to the provisions of this Section 9.3 shall be void.

      SECTION 9.4 FORCE MAJEURE. Neither party hereto shall be deemed to be in breach or in violation of this Agreement if either is prevented from performing any of its obligations hereunder (other than a payment default) by reason of the occurrence of a Force Majeure Event.

      SECTION 9.5 SUBCONTRACTING. EPME, in EPME's discretion with the prior written approval of East Coast, may subcontract with Affiliates, and may subcontract with third parties for the performance of professional services, but may not otherwise subcontract for the performance of services to be performed by EPME under this Agreement.

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      SECTION 9.6 WAIVER. The waiver of any breach of any term or condition hereof shall not be deemed a waiver of any other or any subsequent breach, whether of like or different nature.

      SECTION 9.7 SEVERABILITY. If any term or provision of this Agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.

      SECTION 9.8 AMENDMENT. No modification or amendment of this Agreement shall be valid unless in writing, executed by all of the parties hereto. Notwithstanding the foregoing, EPME may, upon written notice to East Coast, add additional managers to this Agreement, by means of written amendments hereto executed by EPME and such additional managers.

      SECTION 9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as applied to contracts made and wholly performed within said State.

      SECTION 9.10 NOTICE PROVISIONS. All notices and other communications required or permitted by any agreement referencing these Notice Provisions shall be in writing and shall become effective when delivered by hand or received by telex, telecopier, telegram or such other method of telecommunication capable of creating a writing, with receipt confirmed by answer back or otherwise, or when received if sent by first-class mail, postage prepaid, at the addresses set forth in Exhibit A attached hereto or at such other addresses as any Person set forth below shall subsequently designate by written notice to each other in the manner specified herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    EL PASO MERCHANT ENERGY, L.P.

                                    By:      /s/ JOHN L. HARRISON
                                          --------------------------------------
                                          Name:  John L. Harrison
                                          Title: Senior Vice President and Chief
                                                 Financial Officer


                                    EAST COAST POWER L.L.C.

                                    By:      /s/ JOHN L. HARRISON
                                          --------------------------------------
                                          Name:  John L. Harrison
                                          Title: Senior Vice President and Chief
                                                 Financial Officer


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                                    EXHIBIT A

                                NOTICE PROVISIONS



If to El Paso Merchant Energy, L.P.:

1001 Louisiana Street
Houston, TX  77002
Telecopy:  (713) 420-7591
Attention:  President

If to East Coast Power L.L.C.:

711 Louisiana Street, Suite 3200
Houston, Texas 77002
Telecopy:  (713) 420-5487
Attention: Director of Power Asset Accounting





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